                                                    Exhibit 23(c)


                         March 30, 1995


Appalachian Power Company
40 Franklin Road, S.W.
Roanoke, Virginia 24011

                    Appalachian Power Company
                  $146,000,000 Debt Securities

Dear Sirs:

     We hereby consent to the making of the statements in respect to our firm under the caption "LEGAL OPINIONS" in the Registra-tion Statement (and in the prospectus included therein) on Form S-3 of Appalachian Power Company that is being filed on or about March 30, 1995 with the Securities and Exchange Commission in regard to the issuance and sale of up to $146,000,000 aggregate principal amount of its Debt Securities consisting of First Mortgage Bonds (the New Bonds) and/or First Mortgage Bonds, Designated Secured Medium Term Notes (the Notes), to be issued in one or more series under the Mortgage and Deed of Trust dated as of December 1, 1940, as heretofore supplemented and amended and as to be further supplemented and amended by one or more Indentures Supplemental to Mortgage and Deed of Trust to be entered into in connection with the New Bonds and/or the Notes.

                                   Yours very truly,

                                   /s/ Hunton & Williams

                                   HUNTON & WILLIAMS




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